                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Eldorado Bancorp:

We consent to incorporation by reference in the registration statement on Form S-8 of Eldorado Bancorp relating to its Amended and Restated Employee Stock Purchase Plan of our report dated January 25, 1995, relating to the consolidated balance sheets of Eldorado Bancorp and subsidiary (the "Company") as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Eldorado Bancorp.

Our report on the consolidated financial statements of the Company, dated January 25, 1995, contains an explanatory paragraph that states that the Company changed its method of accounting for investments in debt and equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.


                                        KPMG PEAT MARWICK LLP




Orange County, California
January 4, 1996